                                                                   EXHIBIT 10.52

                      SEVENTH AMENDMENT TO CREDIT AGREEMENT

               THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 16, 1997 (this "Amendment") by and among CELADON GROUP, INC., a Delaware corporation ("CG"), CELADON TRUCKING SERVICES, INC., a New Jersey corporation ("Trucking") (collectively with CG, referred to as the "Companies" and individually, each a "Company"), the Banks set forth on the signature pages of the Credit Agreement referred to below (collectively, the "Banks" and individually, each a "Bank") and NBD BANK, N.A., a national banking association, assignee of NBD Bank, as co-agent for the Banks ("Co-Agent A").

                                    RECITALS

               A. CG, Trucking, the Banks and the Co-Agents are parties to a Credit Agreement dated as of June 1, 1994, as amended by a First Amendment to Credit Agreement dated as of October 31, 1994, a Second Amendment to Credit Agreement dated as of October 31, 1995, letter agreements dated January 31, 1996, February 15, 1996 and June 29, 1996, a Third Amendment to Credit Agreement dated as of September 13, 1996, letter agreements dated as of November 25, 1996 and December 18, 1996, a Fourth Amendment to Credit Agreement dated as of March 24, 1997, a Fifth Amendment to Credit Agreement dated as of June 30, 1997 and a Sixth Amendment to Credit Agreement dated as of August 28, 1997 (as amended, the "Credit Agreement").

               B. Simultaneously with the execution and delivery of this Amendment, BankBoston, N.A., a Bank and Co-Agent B under the Credit Agreement, will be assigning all of its interests in the Credit Agreement to the Banks set forth on the signature pages hereof and resigning as Co-Agent B under the Credit Agreement pursuant to an Assignment and Acceptance dated as of the date hereof executed by the Companies, the Co-Agent A, the Banks and BankBoston, N.A, as a Bank and as Co-Agent B (the "Assignment"). The Companies have requested that the Co-Agent A and the Banks make certain amendments to the Credit Agreement to, among other things, reflect such assignment and resignation, and the Co-Agent A and the Banks are willing to do so strictly in accordance with the terms hereof, and provided the Credit Agreement is amended as set forth herein, and the Companies have agreed to such amendments.

                                    AGREEMENT

               Based upon these recitals, the parties agree as follows:

               1. Upon satisfaction of the conditions set forth in paragraph 4 hereof, the Credit Agreement shall hereby be amended as of the effective date hereof as follows:

                  (a) Any and all references to "Co-Agent A" or "Co-Agents" shall be deleted and replaced with the term "Agent" which shall be defined as set forth below and any and all references to "Co-Agent B" shall be deleted:

                "Agent" shall mean NBD Bank, N.A., a national banking association, together with its successors and assigns.

               (b) The definition of "Indebtedness" in Section 1.1 shall be amended by adding the following language at the end thereof: "provided, however, that in calculating "Indebtedness" in connection with the covenants set forth in Sections 5.2(b), (c) and (d), an amount shall be deducted from the aggregate amount of such Indebtedness equal to the balance of the Investment Account at the time of such calculation".

               (c) New definitions of "Bank Indebtedness", "Investment Account", and "Swaps" shall be added to Section 1.1 in appropriate alphabetical order as follows:

                "Bank Indebtedness" shall mean (a) the Advances and all other indebtedness, obligations and liabilities of the Companies to the Agent or any Bank under any Loan Document and (b) all indebtedness, obligations and liabilities of any Company to any Bank in respect of Swaps.

                "Investment Account" shall mean the account known as the Celadon Repo Transfer Account maintained by CG with NBD Bank, N.A.

                "Swaps" shall mean any interest rate or currency swaps, rate caps, commodity swaps or similar transactions, provided that such transactions are entered into by any Company or any of its Subsidiaries to protect against fluctuations in interest rates on Indebtedness of the Company and its Subsidiaries or in exchange rates, and not for speculative purposes.

               (d) The definition of "Required Banks" shall be amended by deleting the references set forth therein to "51%" and inserting "65%" in place thereof.

               (e) Section 5.2(a) shall be deleted in its entirety and the following shall be inserted in place thereof:

                    (a) Tangible Net Worth. Permit or suffer the
                Consolidated Tangible Net Worth of the Companies and their Subsidiaries at any time to be less than an amount equal to the sum of (A) $32,500,000, commencing on September 30, 1997, plus (B) an amount equal to 50% of the Consolidated Cumulative Net Income (without reduction for net loss) of the Companies and their Subsidiaries, to be added as of the end of each fiscal quarter of the Company commencing with the fiscal quarter ending December 31, 1997 plus (C) an amount equal to 80% of the proceeds received in connection with the offering of any securities of any Company, other than any proceeds received by any Company in connection with the exercise of stock options so long as the stock delivered by any Company in connection with the exercise of such option is not newly issued stock of such Company.

               (f) Section 5.2(j) shall be amended by adding the following language at the end thereof: "provided, further, that if no Default or Event of Default shall exist or shall have occurred and be continuing, CG may repurchase capital stock of CG on the open market in an aggregate amount not to exceed the sum of $1,000,000 plus any repurchases by CG of CG capital stock for the purpose of providing for the exercise of stock options".

               (g) A new Section 6.3 shall be added at the end of Article VI to read as follows:

                6.3 Distribution of Proceeds of Collateral. All proceeds of any realization on the collateral pursuant to the Security Documents and any payments received by the Agent subsequent to and during the continuance of any Event of Default, shall be allocated and distributed by the Agent as follows:

                    (a) First, to the payment of all reasonable costs
                and expenses, including without limitation all reasonable attorneys' fees, of the Agent in connection with the enforcement of the Security
                Documents and otherwise administering this Agreement;

                    (b) Second, to the payment of all fees required
                to be paid under any Loan Document or any document or agreement executed in connection with the Swaps, including commitment fees, owing to the Banks and Agent pursuant to the Bank Indebtedness on a pro rata basis in accordance with the Bank Indebtedness consisting of fees owing to the Banks and Agent under the Bank Indebtedness, for application to payment of such liabilities;

                    (c) Third, to the Banks and Agent on a pro rata
                basis in accordance with the Bank Indebtedness consisting of interest owing to the Banks and Agent under the Bank Indebtedness, and obligations and liabilities relating to Swaps owing to the Banks and the Agent under the Bank Indebtedness for application to payment of such liabilities;

                    (d) Fourth, to the Banks and the Agent on a pro
                rata basis in accordance with the Bank Indebtedness consisting of principal (including without limitation any cash collateral for any outstanding letters of credit), for application to payment of such liabilities;

                    (e) Fifth, to the payment of any and all other
                amounts owing to the Banks and the Agent on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Banks and the Agent, for application to payment of such liabilities; and

                    (f) Sixth, to the Companies, their Subsidiaries
                or such other Person as may be legally entitled thereto.

                (h) In connection with the Assignment, the "Commitment Amount" and "Percentage of Total
                Commitments" set forth on the signature pages next to the name of each Bank shall be deleted and the following shall be inserted in place thereof:

                             Commitment Amount            Percentage of
                                                          Total Commitments
                             -----------------            -------------------
NBD Bank, N.A.                  $17,500,000                  58.3%

KeyBank National
 Association                    $12,500,000                  41.7%

A. Total Commitment Amount of all Banks        $30,000,000
B.
               2. From and after the effective date of this Amendment, references to the "Credit Agreement" in the Credit Agreement, the Revolving Credit Notes, the Term Notes, the Security Documents and all other documents executed pursuant to the Credit Agreement shall be deemed references to the Credit Agreement as amended hereby.

               3. Each Company represents and warrants to the Co-Agent A and the Banks that:

               (a) (i) The execution, delivery and performance of this Amendment by the Company and all agreements and documents delivered pursuant hereto by the Company have been duly authorized by all necessary corporate action and do not and will not require any consent or approval of its stockholders, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto and (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company enforceable against it in accordance with the terms thereof.

               (b) After giving effect to the amendments contained herein and effected pursuant hereto, the representations and warranties contained in
Article IV of the Credit Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

               (c) No Event of Default (as defined in Article VI of the Credit Agreement) and no Default shall have occurred and be continuing or will exist under the Credit Agreement as of the effective date hereof.

               4.  This Amendment shall not become effective until:

               (a) The Assignment shall have been executed by all parties thereto and delivered to the Co-Agent A;

               (b) The Companies shall have executed and delivered Revolving Credit Notes to the Banks reflecting the Commitment Amounts set forth in the Assignment; and

               (c) The Companies shall have executed and delivered the First Amendment to Security Agreement and such other documents and agreements as the Agent or any Bank may reasonably request.

               5. Each Company agrees to pay and save Co-Agent A harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to Co-Agent A, in connection with the preparation and review of this Amendment, the Assignment and any related documents.

               6. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly contemplated hereby, the Credit Agreement, and all related notes, guaranties, certificates, instruments and other documents, are hereby ratified and confirmed and shall remain in full force and effect, and each Company acknowledges that it has no defense, offset or counterclaim thereunder.

                7. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

               8. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       CELADON GROUP, INC.

                                     By: /s/ Don S. Snyder
                                        ----------------------------
                               Its: EVP - Chief Financial Officer
                                   ---------------------------------
                                 CELADON TRUCKING SERVICES, INC.

                                     By: /s/ Don S. Snyder
                                        ----------------------------
                               Its: EVP - Chief Financial Officer
                                   ---------------------------------

                       NBD BANK, N.A., assignee of NBD Bank, individually
                                        and as Co-Agent A

                                     By: /s/ Scott Morrison
                                        ----------------------------
                                       Its: Vice President
                                           -------------------------

                                  KEYBANK, NATIONAL ASSOCIATION

                                       By: /s/ J. H. Rohs
                                          --------------------------
                                       Its: Vice President
                                           -------------------------